Exhibit 10.2

December 29, 2005

Stonegate Securities, Inc.
5940 Sherry Lane, Suite 410
Dallas, Texas 75225
Attention: Scott Griffith, President

Re:	Placement Agency Agreement (the “Agreement”) dated as of October 21, 2005, by and between Ignis Petroleum Group, Inc. (the “Company”), and Stonegate Securities, Inc. (“Stonegate”).

Ladies and Gentlemen:

Pursuant to the above referenced Agreement, Stonegate has served as placement agent for the Company. The Company plans to enter into a Securities Purchase Agreement, to be dated on or about December 30, 2005 (the “Securities Purchase Agreement”), by and between the Company and Cornell Capital Partners, LP (“Cornell”), pursuant to which the Company will issue $5,000,000 of convertible debentures with accompanying warrants to Cornell. With respect to the transactions contemplated by the Securities Purchase Agreement (the “Cornell Deal”), the Company and Stonegate hereby amend Stonegate’s fees under Section 6(a)(ii) of the Agreement to provide that Stonegate’s fee for the Cornell Deal shall be changed from 8% to 5% plus 75,000 shares of the Company’s common stock. Pursuant to Section 6(d) of the Agreement, Stonegate shall also be entitled to a warrant to purchase 400,000 shares of the Company’s common stock at an exercise price of $1.25 per share as a result of the Cornell Deal. Except as amended by this letter agreement, the Agreement shall remain unchanged and in full force and effect.

Please indicate your acceptance of the terms of this letter agreement by signing a counterpart of this letter agreement in the space provided therefore below.

[Signature page follows.]

Stonegate Securities, Inc.
December 29, 2005

Sincerely,

THE COMPANY:

IGNIS PETROLEUM GROUP, INC.

By: /s/ MICHAEL PIAZZA
Name: Michael Piazza
Title: President and Chief Executive Officer

Agreed and Consented to:

STONEGATE:

STONEGATE SECURITIES, INC.

By: /s/ SCOTT GRIFFITH
Name: Scott Griffith
Title: President
Date: December 29, 2005